Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement on Form S-1 (No. 333-254580) of our report dated March 22, 2021, relating to the consolidated financial statements of CMI Acquisition, LLC and Subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 12, 2021